                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                                   (AS BUYER)

                                       AND

                      FIRST AMERICAN DENTAL BENEFITS, INC.
                                  (THE COMPANY)

                                       AND

                           JAMES L. DAVENPORT, D.D.S.,

                            MARTIN J. RINKER, D.D.S.,

                                       AND

                              WILLIAM N. REES, JR.
                            (AS SELLING SHAREHOLDERS)

                           DATED AS OF AUGUST 9, 1996


Stock Purchase Agreement
First American Dental
OA961970.201

                                TABLE OF CONTENTS

ARTICLE I TRANSFER OF SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.1 Sale of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.2 Purchase Price and Supplemental Consideration . . . . . . . . . . . . . . . . . 1
          (a) Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
          (b) Payment for Rees Non-Competition Agreement . . . . . . . . . . . . . . . . 1
          (c) Payment for Non-Competition Agreement of Dr. Davenport and Dr. Rinker. . . 2
     1.3 Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     1.4 Shareholders to Deliver Title and Possession. . . . . . . . . . . . . . . . . . 3
     1.5 Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS  . . . . . 3
     2.1 Organization and Qualification. . . . . . . . . . . . . . . . . . . . . . . . . 3
     2.2 Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.3 Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.4 Authority Relative to this Agreement. . . . . . . . . . . . . . . . . . . . . . 4
     2.5 No Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.6 Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.7 Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     2.8 Absence of Undisclosed Liabilities. . . . . . . . . . . . . . . . . . . . . . . 6
     2.9 Consents and Approvals; No Violation. . . . . . . . . . . . . . . . . . . . . . 6
     2.10 Broker's Commissions or Finder's Fees. . . . . . . . . . . . . . . . . . . . . 7
     2.11 Employment and Similar Agreements. . . . . . . . . . . . . . . . . . . . . . . 7
     2.12 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     2.13 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
     2.14 ERISA Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.15 Contracts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.16 Customers and Sales. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     2.17 Customer List. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.18 Interests in Competitors . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.19 Properties, Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.20 Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     2.21 Permits; Compliance with Laws. . . . . . . . . . . . . . . . . . . . . . . . .11
     2.22 Insurance Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.23 Environmental Liability. . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.24 Banking Facilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     2.25 Minute Books and Stock Records.. . . . . . . . . . . . . . . . . . . . . . . .12
     2.26 Consents of Non-Governmental Third Parties . . . . . . . . . . . . . . . . . .13
     2.27 Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.28 Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.29 Trademarks; Tradenames . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     2.30 Transactions with Related Parties. . . . . . . . . . . . . . . . . . . . . . .13
     2.31 Compliance with Insurance Laws . . . . . . . . . . . . . . . . . . . . . . . .13
     2.32 Probable Success . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     2.33 Full Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14

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First American Dental
OA961970.201

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
     2.34 Representations and Warranties True. . . . . . . . . . . . . . . . . . . . . .14

ARTICLE III REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . . . . .15
     3.1 Organization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     3.2 Authority Relative to this Agreement. . . . . . . . . . . . . . . . . . . . . .15
     3.3 Consent and Approvals; No Violation . . . . . . . . . . . . . . . . . . . . . .15
     3.4 Broker's Commissions or Finder's Fees . . . . . . . . . . . . . . . . . . . . .16
     3.5 Investment Intent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     3.6 Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16

ARTICLE IV CONDUCT OF BUSINESS BY THE COMPANY PRIOR TO CLOSING . . . . . . . . . . . . .16
     4.1 Ordinary Course . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
     4.2 Dividends; Changes in Stock . . . . . . . . . . . . . . . . . . . . . . . . . .16
     4.3 Issuance or Repurchase of Securities. . . . . . . . . . . . . . . . . . . . . .17
     4.4 Governing Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.5 No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.6 No Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.7 No Dispositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     4.8 Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.9 Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.10 Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18
     4.11 Additional Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .18

ARTICLE V ADDITIONAL COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.1 Noncompetition Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .19
          (a) Rees Non-Competition Agreement . . . . . . . . . . . . . . . . . . . . . .19
          (b) Davenport and Rinker Non-Competition Agreements. . . . . . . . . . . . . .19
          (c) Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     5.2 Earnest Money Escrow. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
          (a) Return to Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
          (b) Forfeiture to Shareholders . . . . . . . . . . . . . . . . . . . . . . . .20
     5.3 Confidential Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
          (a) Nondisclosure by Shareholders. . . . . . . . . . . . . . . . . . . . . . .20
          (b) Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .21
          (c) Nondisclosure by Buyer . . . . . . . . . . . . . . . . . . . . . . . . . .21
          (d) Return of Information. . . . . . . . . . . . . . . . . . . . . . . . . . .22
     5.4 Governmental Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     5.5 Legal Conditions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     5.6 Certain Defaults. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
     5.7 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.8 Access to Information and Diligence Review. . . . . . . . . . . . . . . . . . .23
     5.9 Additional Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.10 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .23
     5.11 Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
     5.12 Further Conveyances, Assurances and Cooperation. . . . . . . . . . . . . . . .28

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES. . . . . . . . . . . . . .28
     6.1 Conditions to the Obligations of Buyer, the Company and the Shareholders. . . .28
          (a) Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . . . . .28
          (b) Legal Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28
          (c) Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .28


                                       ii
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
          (d) Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
          (e) Board and Shareholder Approval . . . . . . . . . . . . . . . . . . . . . .29

     6.2 Further Conditions to the Obligations of Buyer. . . . . . . . . . . . . . . . .29
          (a) Representations and Warranties . . . . . . . . . . . . . . . . . . . . . .29
          (b) Performance of Obligations of Other Parties. . . . . . . . . . . . . . . .29
          (c) No Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
          (d) No Adverse Change. . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
          (e) Spousal Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
          (f) Third-Party Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . .30
          (g) Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
          (h) Non-Competition Agreements . . . . . . . . . . . . . . . . . . . . . . . .30
          (i) Financial Statements Audit . . . . . . . . . . . . . . . . . . . . . . . .30
          (j) Financial Results. . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
          (k) Lease of Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
          (l) Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . .30
          (m)  American Dental Corporation . . . . . . . . . . . . . . . . . . . . . . .31
          (n) Agreement Termination. . . . . . . . . . . . . . . . . . . . . . . . . . .31
          (o) Employment Arrangements. . . . . . . . . . . . . . . . . . . . . . . . . .31
          (p) Payment and Release of Liens . . . . . . . . . . . . . . . . . . . . . . .31
          (q) Retention of Revenues. . . . . . . . . . . . . . . . . . . . . . . . . . .31
     6.3 Further Conditions to the Obligations of the Company and the Shareholders . . .31
          (a) Representations and Warranties . . . . . . . . . . . . . . . . . . . . . .31
          (b) Performance of Obligations of Other Parties. . . . . . . . . . . . . . . .31
          (c) Third-Party Approvals. . . . . . . . . . . . . . . . . . . . . . . . . . .32

ARTICLE VII TERMINATION, EXTENSION AND WAIVER. . . . . . . . . . . . . . . . . . . . . .32
     7.1 Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
          (a) By Mutual Consent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
          (b) By Any Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
          (c) By Buyer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
          (d) By the Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
     7.2 Effect of Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     7.3 Extension; Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33

ARTICLE VIII INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
     8.1 Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
          (a) Indemnification by the Shareholders. . . . . . . . . . . . . . . . . . . .33
          (b) Indemnification by Buyer . . . . . . . . . . . . . . . . . . . . . . . . .35
          (c) Definition of Losses . . . . . . . . . . . . . . . . . . . . . . . . . . .35
     8.2 Third Party Claims Notice and Opportunity to Settle . . . . . . . . . . . . . .36
     8.3 Right to Offset . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     8.4 Non-Third Party Claims. . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     8.5 Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37

ARTICLE IX DISPUTE RESOLUTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.1 Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.2 Arbitrator. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.3 Pre-Hearing Conference. . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.4 Discovery . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.5 Briefs and Hearing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
     9.6 Decision. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     9.7 Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39

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
ARTICLE X GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     10.1 Survival of Representations and Warranties . . . . . . . . . . . . . . . . . .39
     10.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     10.3 Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     10.4 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     10.5 Integration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
     10.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     10.7 Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     10.8 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     10.9 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     10.10 Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
     10.11 Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41


                            STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of August 9, 1996, by and among SAFEGUARD HEALTH ENTERPRISES, INC., a Delaware corporation ("Buyer"), and FIRST AMERICAN DENTAL BENEFITS, INC., a Texas corporation (the "Company"), and JAMES L. DAVENPORT, D.D.S. ("Dr. Davenport"), MARTIN J. RINKER, D.D.S. ("Dr. Rinker"), and WILLIAM N. REES, JR. ("Mr. Rees"), the beneficial and record owners of all of the outstanding capital stock of the Company (each, a "Shareholder" and collectively, the "Shareholders").

                                    RECITALS

          WHEREAS, the Shareholders own all of the issued and outstanding shares of capital stock (the "Shares") of the Company; and

          WHEREAS, the Shareholders desire to sell to Buyer, and Buyer desires to purchase from the Shareholders, the Shares of the Company on the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I
                               TRANSFER OF SHARES

          1.1 SALE OF SHARES. Subject to the terms and conditions set forth herein, at the Closing (as defined herein), the Shareholders shall sell, transfer and deliver to Buyer, and Buyer shall purchase and acquire from the Shareholders, all of the Shares of the Company, free and clear of any claims, liens, pledges, options, encumbrances, security interests, trusts or other rights or interests of any person.

          1.2  PURCHASE PRICE AND SUPPLEMENTAL CONSIDERATION.

               (a) PURCHASE PRICE FOR SHARES. The aggregate purchase price to be paid by Buyer for the Shares of the Company, in the manner provided in
     SECTION 1.3, will equal Eleven Million Nine Hundred and Fifty Thousand Dollars ($11,950,000) (the "Purchase Price").

               (b) PAYMENT FOR REES NON-COMPETITION AGREEMENT. Buyer shall pay Mr. Rees an aggregate of Fifty Thousand Dollars ($50,000) as consideration for Mr. Rees entering into a Non-Competition Agreement by and between Mr. Rees and Buyer

Stock Purchase Agreement
First American Dental
OA961970.201

     (the "Rees Non-Competition Agreement"). Such payment will be made at Closing in the manner set forth in SECTION 1.3.

               (c) PAYMENT FOR NON-COMPETITION AGREEMENT OF DR. DAVENPORT AND DR. RINKER. Buyer hereby promises to pay to Dr. Rinker and Dr. Davenport the aggregate sum of Three Million Five Hundred Seventy-Six Thousand Dollars ($3,576,000) payable over three years (the "Payout Period") ($1,192,000 per year), subject to applicable withholding, as consideration for the five-year Non-Competition Agreement to be entered among by Buyer, Dr. Davenport and Dr. Rinker (the "Davenport and Rinker Non-Competition Agreement"). These payments (the "Noncompete Payments") shall be allocated equally to Dr. Davenport and Dr. Rinker. These payments shall bear interest at a per annum rate equal to the base rate in effect from time to time of NationsBank of Texas, N.A. compounded monthly (the "Prime Rate") and principal shall be payable in arrears in equal monthly installments plus accrued interest beginning on the last day of the first month following the Closing.

          1.3 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer to Shareholders as follows:

               (a) At the Closing, Buyer shall pay to Shareholders the sum of Ten Million Nine Hundred and Fifty Thousand Dollars ($10,950,000) for the Shares of the Company by a wire transfer(s) of immediately available funds in accordance with the written directions of the Shareholders. The Five Hundred Thousand Dollars ($500,000) in escrow (the "Earnest Money Escrow") with Norwest Bank Texas, N.A. (the "Escrow Agent") pursuant to that Escrow Agreement dated July 16, 1996 by and among Buyer, the Shareholders and the Company and certain other parties, including any interest thereon not previously withdrawn by Buyer, shall be released to Buyer at the Closing and, if Buyer so elects, used to pay a portion of the consideration to be paid at Closing.

               (b) At the Closing, Buyer shall deliver to the Escrow Agent the principal amount of One Million Dollars ($1,000,000) (the "Holdback") to be held in escrow in accordance with the terms of an Escrow Agreement in form and substance acceptable to the parties. The Holdback, plus accrued interest thereon, less any offsets, paid claims or reserves for outstanding or disputed claims, relating to this Agreement or any other agreements by or among the Buyer and certain or all of the Shareholders, shall be paid to the Shareholders on the second anniversary of the date hereof in proportion to their respective ownership interests of common stock in the Company immediately prior to the Closing Date (as defined herein). The Holdback, less offsets, paid claims or reserve for outstanding claims, shall bear interest at the Prime Rate. Any claims against the Holdback shall be made in accordance with Section 8.3 and Article IX of this Agreement. Notwithstanding the foregoing, the existence of the Holdback and any offsets against the Holdback by Buyer will not relieve the Shareholders from liability or limit their liability to Buyer for any breaches hereunder.

               (c) At the Closing, Buyer shall pay Mr. Rees the sum of Fifty Thousand Dollars ($50,000) as consideration for Mr. Rees entering into the Rees Non-

     Competition Agreement, such payment to be by delivery of a certified or bank check or by wire transfer of immediately available funds in accordance with the written directions of such Shareholder.

          1.4 SHAREHOLDERS TO DELIVER TITLE AND POSSESSION. At the Closing, the Shareholders shall deliver to Buyer endorsed share certificates or executed stock powers and other good and sufficient instruments of transfer as Buyer may reasonably require to vest effectively in Buyer good and valid title to the Shares of the Company, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person, in accordance with the terms hereof.

          1.5 CLOSING. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place on August 30, 1996, or on the fifth (5th) business day following the date on which all conditions precedent to the obligations of the parties hereunder have been satisfied or waived, whichever is the later to occur (the "Closing Date"), at the offices of Gibson, Dunn & Crutcher LLP, Jamboree Center, 4 Park Plaza, Suite 1700, Irvine, California 92614 or at such other date, time and place as may be mutually agreed upon in writing by the parties. All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed.


                                  ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

          The Company, Dr. Davenport and Dr. Rinker jointly and severally represent and warrant (except with respect to the representations and warranties set forth in Sections 2.2 and 2.3, the last sentence of Section 2.4, and the second sentence of Section 2.13(f), which are made by each such Shareholder severally and not jointly), and Mr. Rees severally represents and warrants to the best of Mr. Rees' knowledge (except with respect to the representations and warranties set forth in Section 2.2, the first clause of Section 2.3, the last sentence of Section 2.4, and the second sentence of Section 2.13(f), which are made by such Shareholder without giving effect to such best knowledge qualification), to Buyer as follows:

          2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing in the State of Texas, is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except in jurisdictions, if any, where the failure to be so qualified (a) would not result in a Material Adverse Change (as defined below) or (b) would not result in a breach of any of the other representations, warranties or covenants set forth in this Agreement. The Company has the requisite corporate power and authority to own, use or lease its properties and to carry on its business as it is now being conducted and as it is now proposed to be conducted. The Company has made available to Buyer a complete and correct copy of its Articles of Incorporation and Bylaws, each as amended to date, and such Articles of Incorporation and Bylaws as so delivered are in full force and effect. The Company is not in default in any material respect in the performance, observation or fulfillment of any provision of its Articles of Incorporation or

Bylaws. For purposes of this Agreement, a "Material Adverse Change" shall mean any event, circumstance, condition, development or occurrence causing, resulting in or having a material adverse effect on the financial condition, business, properties, prospects or results of operations of the Company.

          2.2 CAPITALIZATION. The authorized capital stock of the Company consists solely of 900,000 shares of common stock, $0.01 par value, of which, 21,000 shares are issued and outstanding and 100,000 shares of Preferred Stock, par value $10.00 per share, of which, 17,850 shares are issued and outstanding.
 The Shares of the Company are owned beneficially and of record by the Shareholders as set forth on SCHEDULE 2.2, free and clear of any claims, liens, pledges, options, security interests, trusts, encumbrances or other rights or interests of any person. No agreement or other document grants or imposes on any of the Shares of the Company any right, preference, privilege or restriction with respect to the transaction contemplated hereby (including, without limitation, any rights of first refusal). All of the Shares of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights created by any agreement to which the Company is bound. The Shares have been issued in full compliance with all federal and state securities laws. There are no options, warrants or other rights, commitments or agreements of any character that call for the issuance of shares of capital stock or other securities of the Company or any securities, instruments or rights convertible into or exchangeable for shares of capital stock or other securities of the Company. The Shareholders have the absolute and unrestricted right, power, authority and capacity to transfer the Shares of the Company to Buyer and upon the Closing, without exception, Buyer will acquire from the Shareholders legal and beneficial ownership of, good and valid title to, and all rights to vote, the Shares of the Company, free from any charge, lien, encumbrance or adverse claim of any kind whatsoever other than those that may arise by virtue of any actions (other than the purchase of shares contemplated hereby), taken by or on behalf of Buyer or its affiliates.

          2.3 VOTING AGREEMENTS. Neither the Company nor any Shareholder is a party to or subject to any proxy, agreement or understanding, nor is there, to the knowledge of the Company and the Shareholders, any agreement or understanding between any other persons, that affects or relates to the voting or giving of written consents with respect to any security of the Company or the voting by a director of the Company.

          2.4 AUTHORITY RELATIVE TO THIS AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of the Company have been duly and validly authorized by its Board of Directors and the Shareholders, and no other corporate proceedings on the part of the Company is necessary, as a matter of law or otherwise, to authorize this Agreement or to consummate the transactions so contemplated.
This Agreement has been duly and validly executed and delivered by the Company and the Shareholders and, assuming this Agreement constitutes a valid and binding obligation of Buyer, this Agreement constitutes a valid and binding agreement of such persons or entities, enforceable against them in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          2.5 NO SUBSIDIARIES. The Company does not control, directly or indirectly, nor does it have any direct or indirect equity participation or other interest in, any corporation, partnership, trust or other business entity.

          2.6 ABSENCE OF CERTAIN CHANGES. Except as set forth on SCHEDULE 2.6, since May 31, 1996, the Company has conducted its business only in, and has not engaged in any transaction other than according to, the ordinary and usual course of its business and, since such date, there has not been (a) any Material Adverse Change; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; (c) any material change by the Company in accounting principles, practices or methods;
(d) any labor dispute or difficulty which is reasonably likely to result in any Material Adverse Change, and to the knowledge of each of the Company and the Shareholders, no such dispute or difficulty is now threatened; (e) any material asset sold or disposed of (except inventory sold in the ordinary course of business), any material asset mortgaged, pledged or subjected to any lien, charge or other encumbrance; (f) any increase in excess of $5,000 in the compensation payable or which could become payable by the Company to its directors, officers, employees, agents, distributors, dealers or sales representatives; (g) any amendment by the Company of any employee benefit plan;
(h) any issuance, transfer, sale or pledge by the Company of any shares of stock or other securities or of any commitments, options, rights or privileges under which the Company is or may become obligated to issue any shares of stock or other securities; (i) any indebtedness incurred by the Company, except such as may have been incurred in the ordinary course of business and consistent with past practice; (j) any loan made or agreed to be made by the Company, nor has the Company become liable or agreed to become liable as a guarantor with respect to any loan; (k) any waiver or release by the Company of any right of material value or any payment, direct or indirect, of any material debt, liability or other obligation; (l) any change in or amendment to the Articles of Incorporation or Bylaws of the Company; or (m) any other event or condition that has or might reasonably result in a Material Adverse Change.

          2.7 FINANCIAL STATEMENTS. The audited balance sheets of the Company as of December 31, 1995 and the related statements of income and cash flow for the twelve month periods then ended (collectively, the "1995 Financial Statements") are attached hereto as SCHEDULE 2.7. The 1995 Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period indicated (except as may be noted therein) ("GAAP"), and present fairly the financial position of the Company as of the end of such fiscal year and the results of operations and cash flows for such fiscal year in conformity with GAAP. The interim audited financial statements of the Company as of and for the six (6) months ended June 30, 1996 (also attached hereto as SCHEDULE 2.7) have been prepared in accordance with GAAP consistent with the 1995 Financial Statements, and present fairly the financial position of the Company as of the end of such period and the results of operations and cash flows for such period in conformity with GAAP, except that such interim financial statements may not contain all footnotes or other textual disclosure required by GAAP and are subject to normal recurring year-end audit adjustments. The interim financial statements for the six (6) months ended June 30, 1996 are referred to herein as the "Interim Financial

Statements" and the l995 Financial Statements and Interim Financial Statements are collectively referred to herein as the "Financial Statements."

          2.8  ABSENCE OF UNDISCLOSED LIABILITIES.

               (a) Except to the extent reserved against or reflected in the balance sheet of the Company included in the Interim Financial Statements, the Company does not have any material liabilities or obligations (contingent or otherwise) that are required by GAAP to be reflected therein, and since that date the Company has not incurred any material liabilities or obligations that, had they been incurred prior to June 30, 1996, would have been required by GAAP to have been reflected in such balance sheets (except as may be noted therein), except such liabilities or obligations incurred in the ordinary and usual course of business and consistent with past practice.

               (b) The Company will not be liable for prepayment or other penalties in connection with the early retirement of any indebtedness for borrowed money.

          2.9 CONSENTS AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement by the Company and the Shareholders, the consummation of the transactions contemplated hereby and the performance by the Company and the Shareholders of their obligations hereunder will not:

               (a) conflict with any provision of the Articles of Incorporation or Bylaws (or other similar charter documents) of the Company;

               (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the Governmental Filings (as defined in SECTION 5.4)
     (ii) compliance with any applicable requirements of the Securities Act of 1933; (iii) compliance with any applicable requirements of the Securities Exchange Act of 1934; (iv) compliance with any applicable state securities laws; (v) the approval of the Texas Department of Insurance; and (vi) where the failure to obtain such consents, approvals, authorizations or permits or the failure to make such filings or notifications would not result in a Material Adverse Change;

               (c) conflict with, result in the breach of or constitute a default (or give rise to any right of termination, cancellation or acceleration or guaranteed payments) under any of the terms, conditions or provisions of any note, lease, mortgage, license, agreement or other instrument or obligation to which the Company or any of the Shareholders is a party or by which the Company or any of its Shareholders or any of its assets may be bound, except for such defaults (or rights of termination, cancellation or acceleration) as to which requisite waivers or consents have been obtained or which, in the aggregate, would not result in a Material Adverse Change;

               (d) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to the Company or any of the Shareholders; or

               (e) result in the creation of any lien, charge or encumbrance upon any shares of capital stock or assets of the Company under any agreement or instrument to which the Company is a party or by which the Company is bound.

          2.10 BROKER'S COMMISSIONS OR FINDER'S FEES. The parties acknowledge that the Company enlisted the services of Ed Reese ("Finder") to act for the Company and the Shareholders in connection with the transactions provided for in this Agreement. The Company and the Shareholders shall be solely responsible for the payment of all finder's fees or other similar fees or commissions due to Finder in connection with this Agreement.

          2.11 EMPLOYMENT AND SIMILAR AGREEMENTS.  Except as set forth on
SCHEDULE 2.11, (a) there are no employment, severance, bonus or indemnification arrangements, agreements, understandings or plans between the Company and any director, officer or employee thereof except those indemnification provisions set forth in the Articles of Incorporation and Bylaws of the Company; (b) there are no agreements of the type described in (a) above (i) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (ii) providing any term of employment or compensation guaranty not terminable at any time upon notice of thirty (30) days or less or (iii) providing severance benefits or other benefits (which are conditioned upon a change in control) after the termination of employment of such employee, regardless of the reason for such termination of employment;
(c) there are no agreements or plans, any of the benefits of which will be materially increased, or the vesting of benefits of which will be materially accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement; (d) subject to general principles related to wrongful termination of employees, there are no officers or employees of the Company whose employment is not terminable at the will of the Company; (e) the Company is not obligated to compensate any consultants pursuant to any agreement or arrangement which is material to the Company; and (f) the Company is not a party to, nor is it bound by, any collective bargaining agreement or other labor agreement, nor is the Company involved in any labor discussion with any unit or group seeking to become the bargaining unit for any of its employees, nor has any such unit or group notified the Company of an intention to commence any organizational activities among the employees of the Company. True and complete copies of any agreements disclosed in SCHEDULE 2.11 have been delivered or made available to Buyer.

          2.12 LITIGATION. Except as set forth on SCHEDULE 2.12, there is no claim, action or proceeding pending or, to the knowledge of the Company or the Shareholders, threatened against or relating to the Company before any court or other competent governmental or regulatory authority or body acting in an adjudicative capacity. To the knowledge of the Company and the Shareholders, there is no reasonable basis for a claim, action or proceeding against or relating to the Company which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change with respect to the Company. Neither the Company nor any of its respective officers, directors or employees, has been permanently or temporarily enjoined by any order, judgment or decree of any court or any other governmental or regulatory authority from engaging in or continuing any conduct or practice in connection with the business, assets or properties of the Company nor, to the knowledge of the Company or the Shareholders, is any officer, director or employee of the Company under investigation by any governmental or regulatory authority. Except as set forth on SCHEDULE 2.12, there is not in existence any order, judgment or decree of any court or other tribunal or other agency enjoining or requiring the Company to take any action of any kind with respect to its business, assets or properties.

          2.13 TAXES.

               (a) DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                    (i) For purposes of this Section 2.13, the term "Company" shall mean, collectively, the Company and any corporation, partnership or other entity as to which the Company is liable for Taxes incurred by such entity as a transferee, or pursuant to Treasury Regulations Sections 1.1502-6, or pursuant to any other provision of federal, state, local or foreign law or regulations.

                    (ii) The term "Tax" or "Taxes" shall mean all taxes, however, denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any federal, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), real property gains taxes, payroll and employee withholding taxes, unemployment insurance taxes, social security taxes, sales and use taxes, ad valorem taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which the Company is required to pay, withhold or collect.

                    (iii) The term "Tax Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns, including any and all schedules or attachments thereto, relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

               (b)  TAX RETURNS FILED AND TAXES PAID.  Except as disclosed on
     SCHEDULE 2.13, all Tax Returns required to be filed by or on behalf of the Company have been duly filed on a timely basis and such Tax Returns are true, complete and correct. All Taxes shown to be payable on the Tax Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis and no other Taxes are payable by the Company with respect to items or periods covered by such Tax Returns (whether or not shown on or reportable on such Tax Returns) or with respect to any period prior to the date of this Agreement. The Company has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of the Company with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that the Company is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established.

               (c) TAX RETURNS FURNISHED. Buyer has been furnished by the Company true and complete copies of (i) all relevant portions of income tax examination or audit reports, statements of deficiencies, closing or other agreements received by the Company or on behalf of the Company relating to Taxes, and (ii) all federal and state income or franchise tax returns for the Company for all periods ending on and after January 1, 1991. The Company has never been a member of an affiliated group filing consolidated returns. The Company does no business in nor derives income from any state, local or foreign taxing jurisdiction other than those for which all Tax Returns have been furnished to Buyer.

               (d) TAX DEFICIENCIES: AUDITS, STATUTES OF LIMITATIONS. Except as specified in SCHEDULE 2.13, the Tax Returns of the Company have never been audited by a government or taxing authority, nor is any such audit in process, pending or threatened; no deficiencies exist or have been asserted or are expected to be asserted with respect to Taxes of the Company, and the Company has not received notice nor expects to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it; the Company is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened against the Company or any of its assets; and no waiver or extension of any statute of limitations is in effect with respect to Taxes or Tax Returns of the Company.

               (e) TAX SHARING AGREEMENTS. The Company is not (nor has it ever been) a party to any tax sharing agreement and has not assumed the liability of any other person under contract.

               (f) TAX ELECTIONS AND SPECIAL TAX STATUS. The Company is not nor has it ever been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and Buyer is not required to withhold tax on the purchase of the stock of Company by reason of Section 1445 of the Code. No Shareholder is a "foreign person" (as that term is defined in Section 1445 of the Code). The Company is not a "consenting corporation" under Section 341(f) of the Code. The Company has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a nondeductible expense pursuant to Section 280G of the Code or an excise tax to the recipient of such payment pursuant to Section 4999 of the Code. The Company has not agreed, nor is it required to make, any adjustment under Code Section 481(a) by reason of a change in accounting method or otherwise.

               (g) TAX BASIS AND TAX ATTRIBUTES. The disclosure schedules and other books and records of the Company furnished to Buyer contain accurate and complete descriptions of the Company's basis in its assets, current and accumulated earnings and profits, tax carryovers, and tax elections. The Company has no net operating losses or other tax attributes presently subject to limitation under Code Sections 382, 383, or 384.

          2.14 ERISA PLANS. Set forth on SCHEDULE 2.14 is a true and complete list of each employee pension benefit plan, program, agreement or arrangement ("Plan") maintained or contributed to by the Company which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), if any. The Plans conform in all material respects to, and their administration is in conformity in all material respects with, all applicable federal laws. There are no threatened or pending claims by or on behalf of any Plan, by or on behalf of any employees covered under any Plan, or otherwise involving any Plan, that allege a breach of fiduciary duties or violation of other applicable state or federal law, nor is there, to the knowledge of the Company and the Shareholders, any basis for such a claim.

          2.15 CONTRACTS. Set forth on SCHEDULE 2.15 is a true and complete list of (a) each customer contract, whether written or oral, between each of the Company and any party to whom the Company provides goods or services; and
(b) each contract, whether written or oral, between each of the Company and any party to whom the Company is obligated to make any payments. The contracts and agreements that are required to be identified in SCHEDULE 2.15 are hereinafter referred to as the "Contracts." The Company has delivered to Buyer (i) with respect to the provider and group contracts of the Company, a standard form of each; and (ii) true and complete written summaries of each oral Contract. The Company has made available to Buyer true and complete copies of each written Contract. Except as set forth on SCHEDULE 2.15:

               (i) Each of the Contracts is a valid, binding and enforceable agreement of the Company and, to the knowledge of the Company and the Shareholders, will, subject to the satisfaction of the conditions in
     ARTICLE VI, continue to be valid, binding and enforceable immediately after the Closing;

               (ii) As of the date hereof, the Company and the Shareholders have no reason to believe that the Company will not be able to fulfill in all material respects all of its obligations under the Contracts that remain to be performed after the date hereof;

               (iii) To the knowledge of the Company and the Shareholders, there has not occurred any material default (or event which upon provision of notice or lapse of time or both would become such a default) under any of the material Contracts on the part of the Company; and

               (iv) The Contracts are all of the agreements, promissory notes, contracts and instruments (except employment agreements, which are set forth on SCHEDULE 2.11) that are material to the Company or its business.

          2.16 CUSTOMERS AND SALES. Set forth on SCHEDULE 2.16 is a true and complete list of the nineteen (19) largest customers of the Company, together with summaries of the revenues received from such customers during the past three (3) most recent calendar years. Except for the contract between the Company and the Employees Retirement System of Texas effective May 1, 1992 (the "ERS Contract"), none of such customers has given notice to the

Company of an intention to cancel, fail to renew or otherwise terminate or materially impair its business relationship with the Company and neither the Company nor its Shareholders have any knowledge of any event that would precipitate the impairment, cancellation or termination of, or the failure to renew, or entitle any such customer to terminate, such business relationship.

          2.17 CUSTOMER LIST. The Company has taken all reasonable security measures to protect the secrecy, confidentiality and value of its customer lists. Employees and any other person who, either alone or in concert with others, have knowledge of or access to the customer list, have been put on notice and, if appropriate, have entered into agreements that the customer list is proprietary and not to be divulged or misused.

          2.18 INTERESTS IN COMPETITORS. Except as identified in SCHEDULE 2.18, to the knowledge of the Company and the Shareholders, none of the Shareholders, nor any employees, spouses or children of them, has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person or firm from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company is doing business.

          2.19 PROPERTIES, LIENS. Except for statutory liens (including mechanics and materialmen's liens) and liens for current taxes not yet delinquent, the Company owns, free and clear of any liens, claims, charges, options or other encumbrances, all of its tangible and intangible property, real and personal, whether or not reflected in the Interim Financial Statements (except property sold or disposed of in the ordinary course of business since December 31, 1995) and all such property acquired since such date that is necessary to conduct its business as it is now being conducted, and to the knowledge of the Company and the Shareholders, there has not been any violation of any law, regulation or ordinance relating to its properties or its business that may reasonably be expected to result in a Material Adverse Change. All plants, structures, equipment, furniture and automobiles owned or leased by the Company and material to the operation of its business are in satisfactory condition (ordinary wear and tear excepted) and repair for the requirements of its business as now being conducted. There are no proceedings affecting any of such properties pending or, to the knowledge of the Company or the Shareholders, threatened which may reasonably be expected to curtail, materially and adversely, the use of such property for the purpose for which it was acquired or the purpose for which it is now used.

          2.20 REAL PROPERTY. Set forth on SCHEDULE 2.20 is a complete list of all real property owned and/or leased by the Company, as so designated therein (the "Real Property"). Except as indicated in SCHEDULE 2.20, all leases, easements and other real property interests held by the Company are valid and subsisting and there does not exist any default thereunder or event that with notice or lapse of time, or both, would constitute a default under any of such leases.

          2.21 PERMITS; COMPLIANCE WITH LAWS. Except as shown in SCHEDULE 2.21, the Company has all necessary franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges, including without limitation certificates of authority from the Texas Department of Insurance ("Certificates of Authority") (collectively "Permits"), necessary to permit it to own its properties and to conduct its business as the same are presently conducted and all such Permits are in full force and effect and valid. Except as shown in SCHEDULE 2.21, no Permit is subject to termination as a result of the execution of this Agreement or consummation of the transaction contemplated hereby. Except as shown in such Schedule, the Company is in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business. Except as disclosed on SCHEDULE 2.21, since
January 1, 1992, the Company has not ever entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any request for information, notice, demand letter, administrative or demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

          2.22 INSURANCE POLICIES. Set forth on SCHEDULE 2.22 is a true and correct list of all insurance policies of any nature whatsoever maintained by the Company. Such policies are in full force and effect through the Closing Date and, except as otherwise set forth on SCHEDULE 2.22, such policies, or other policies covering the same risks, have been in full force and effect, without gaps, continuously for the past five (5) years. Except as disclosed on
SCHEDULE 2.22, there are no claims pending under any of such policies. Copies of all such policies have been made available to Buyer for its inspection.

          2.23 ENVIRONMENTAL LIABILITY. The business of the Company has been and is now operated in material compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses, rules, regulations and permit conditions, including, but not limited to, the Federal Water Pollution Control Act, Resource Conservation & Recovery Act, Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right to Know, and Occupational Safety and Health Act, each as amended ("Environmental Laws").

          2.24 BANKING FACILITIES. Set forth on SCHEDULE 2.24 is a true and complete list of:

               (a) Each bank, savings and loan or other institution in which the Company has a deposit, custodial, trust or similar account or safety deposit or lock box account and the numbers and types of the accounts or safety deposit boxes maintained by the Company at such financial institutions; and

               (b) The names of all persons authorized to draw on each such account or to have access to any such safety deposit or lock box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

          2.25 MINUTE BOOKS AND STOCK RECORDS. The Company has delivered or made available to Buyer true, correct and complete copies of (a) the minute books of the Company containing all records required to be set forth of all proceedings, consents, actions, and meetings of the shareholders and Board of Directors of the Company, including minutes of meetings for committees of the Board; and (b) all stock record books of the Company setting forth all transfers of capital stock.

          2.26 CONSENTS OF NON-GOVERNMENTAL THIRD PARTIES. No material consent, waiver or approval of any non-governmental third party is necessary for the consummation by the Company or the Shareholders of the transactions contemplated hereby.

          2.27 ACCOUNTS RECEIVABLE. All accounts receivable of the Company shown on the Interim Financial Statements and all accounts receivable of the Company created after June 30, 1996 up to the date hereof arose from valid transactions in the ordinary course of business and such accounts receivable are (except to the extent of the reserves thereon) collectible in the ordinary course of business.

          2.28 INVENTORY. The inventory of the Company consists of supplies that are merchantable and fit for the purpose for which they were procured, and none are damaged or defective in any manner. No inventory of the Company has been pledged as collateral.

          2.29 TRADEMARKS; TRADENAMES. Except for the name of the Company and the name "American Dental Corporation", there are no trademarks, trade names, service marks or copyrights owned by the Company. The Company has not infringed, nor is it now infringing, on any trade name, trademark, service mark, or copyright belonging to any other person, firm or business. Except as set forth in the Contracts, the Company is not a party to any license, agreement or arrangement, with respect to any trademarks, servicemarks, trade names, or applications for them, or any copyrights. The Company has the right to sell or assign to Buyer the name "American Dental Corporation." The Shareholders hereby grant to Buyer the exclusive right in perpetuity to use the name of the Company and the name "American Dental Corporation" and all derivations thereof. The Shareholders and the Company covenant that they have not granted and will not grant to any other person, firm or corporation the right to use, and will not after the Closing use, such names as part of the corporate or firm name of any other firm, entity, corporation or business. Notwithstanding the foregoing, the use of the name "American Dental Network, Inc." shall remain the exclusive property of American Dental Network, Inc. and Dr. Davenport and Dr. Rinker to be used in connection with their national PPO business.

          2.30 TRANSACTIONS WITH RELATED PARTIES.  Except as set forth in
SCHEDULE 2.30 hereto, there are no loans, leases or other continuing transactions between the Company and any present or former stockholder, director or officer of the Company, or any member of such officer's, director's or stockholder's immediate family, or any business organization controlled by such officer, director or stockholder or his or her immediate family. Except as set forth in SCHEDULE 2.30, no stockholder, director or officer of the Company, or any of the respective spouses or immediate family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company.

          2.31 COMPLIANCE WITH INSURANCE LAWS. Without limiting the representations and warranties contained elsewhere in this Agreement, except as set forth in SCHEDULE 2.31:

               (a) The Company has since January 1, 1992, made all reports required under applicable insurance statutes. SCHEDULE 2.31 sets forth the licenses held by the Company under all applicable insurance or other similar laws. Other than the licenses listed in SCHEDULE 2.31, the Company is not required to hold any other license, permit or authorization under the insurance laws of any state other than the State of Texas to conduct its business as presently conducted. The Company has all other necessary Permits of and from all insurance regulatory authorities to conduct its business as presently conducted.

               (b) The dental plan products offered and sold by the Company have been and are offered and sold in compliance with the requirements of all relevant laws and regulations, in each case, and the Company has not received any notification from any insurance regulatory authority to the effect that any additional Permit is needed to be obtained by it. Except as disclosed on SCHEDULE 2.31, the Company has not since January 1, 1992, ever, entered into or been subject to any judgment, consent decree, compliance order or administrative order other than any issued in the ordinary course of business with respect to any insurance or other similar law or, other than in the ordinary course of business, received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any insurance or other similar law or the enforcement of any such law.

               (c) Since January 1, 1992, the Company has not failed to comply with any applicable statute, ordinance, order, rule or regulation, or failed to obtain any Permit in the State of Texas, or, to the best knowledge of the Company, in any jurisdiction other than the State of Texas in which the Company is conducting or has prior to the date hereof conducted any activities including without limitation activities relating to the offer and sale of dental care products, plans or services, the recruitment of dentists or dental offices in connection with the offer and sale of such products, plans or services, the marketing of any such products plans or services to potential purchasers thereof or subscribers thereto, lobbying efforts or similar activities, or any joint venture with any other party relating to the foregoing, except in each case where the failure to comply or obtain any Permit (individually or in the aggregate) could not reasonably be expected to result in a Material Adverse Change.

          2.32 PROBABLE SUCCESS. No Shareholder makes any representations or warranties to Buyer regarding the probable success or profitability of the business of the Company, provided that the foregoing statement shall not limit or modify any representation, warranty, covenant, or agreement of the Company or the Shareholders in this Agreement or in any certificate, instrument, or document delivered pursuant hereto or in connection herewith.

          2.33 FULL DISCLOSURE. None of the representations and warranties made by the Company or the Shareholders, or made in any certificate or memorandum furnished or to be furnished by any of them or on their behalf, contains or will contain any untrue statement of a material fact, or omits to state any material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading.

          2.34 REPRESENTATIONS AND WARRANTIES TRUE. All representations and warranties of the Company and the Shareholders set forth in this Agreement and in any written statements delivered to Buyer by the Company or any Shareholder will also be true and correct as of the Closing Date as if made on that date (except to the extent such representations or warranties speak to a particular date).

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                    OF BUYER
          Buyer represents and warrants to the Company and the Shareholders as follows:

          3.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing in the State of Delaware, is duly qualified to do business as a foreign corporation and is in good standing in the State of California. Buyer has the requisite corporate power to own, use or lease its properties and to carry on its business as it is now being conducted. Buyer has made available to the Company a complete and correct copy of its Certificate of Incorporation and Bylaws, each as amended to date, and Buyer's Certificate of Incorporation and Bylaws as so delivered are in full force and effect. Buyer is not in default in any material respect in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or Bylaws.

          3.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby on the part of Buyer have been duly and validly authorized by the Board of Directors of Buyer, and no other corporate proceedings on the part of Buyer are necessary, as a matter of law or otherwise, to authorize this agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of the Company and the Shareholders, this Agreement constitutes a valid and binding agreement of Buyer, enforceable against it in accordance with its terms, except (a) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (b) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          3.3 CONSENT AND APPROVALS; NO VIOLATION. The execution and delivery of this Agreement by Buyer, the consummation of the transactions contemplated hereby and the performance by Buyer of its obligations hereunder, will not:

               (a) conflict with any provision of the Certificate of Incorporation or Bylaws of Buyer;

               (b) require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, except (i) the filing of the Governmental Filings (as defined in SECTION 5.4) and (ii) where the failure to obtain such consents, approvals, authorizations or permits or the failure to make such filings or notifications would not have a material adverse effect on the financial condition, business, properties or results of operations of Buyer; or

               (c) conflict with or violate the provisions of any order, writ, injunction, judgment, decree, statute, rule or regulation applicable to Buyer, in such a manner as to result in a material adverse effect on the financial condition, business, properties or results of operations of Buyer.

          3.4 BROKER'S COMMISSIONS OR FINDER'S FEES. No person or entity has acted for Buyer in connection with the transactions provided for in this Agreement in any way that would entitle such person to, and no person or entity is entitled to, receive from Buyer any broker's commissions or finder's fees (or other similar fees or commissions) in connection with this Agreement.

          3.5 INVESTMENT INTENT. Buyer is acquiring the Shares for its own account for investment and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, except in compliance with applicable federal and state securities laws.

          3.6 LEGAL PROCEEDINGS. There are no legal proceedings pending or, to the best knowledge of Buyer, threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV
                               CONDUCT OF BUSINESS
                         BY THE COMPANY PRIOR TO CLOSING

          From the date of this Agreement and until the Closing Date or the earlier termination of this Agreement, the Company and Shareholders agree (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise consent in writing) as follows:

          4.1 ORDINARY COURSE. The Company shall carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees (other than employees terminated for cause) and preserve its relationships with customers, suppliers, lessors, lessees and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date. The Company will not adopt any method of accounting that is inconsistent with generally accepted accounting principles.

          4.2 DIVIDENDS; CHANGES IN STOCK. The Company shall not (a) declare or pay any dividends on or make other distributions in respect of any Shares, or
(b) split, combine or reclassify any Shares or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Shares.

          4.3 ISSUANCE OR REPURCHASE OF SECURITIES. Except as otherwise expressly contemplated by this Agreement, the Company shall not issue, pledge, deliver, sell, or repurchase any shares of its capital stock of any class, or any options, warrants or other rights exercisable for or securities convertible into or exchangeable for, any such shares.

          4.4 GOVERNING DOCUMENTS. The Company shall not adopt any amendment to its Articles of Incorporation or Bylaws.

          4.5  NO SOLICITATION.

               (a) Until the closing of the transaction contemplated hereby or until this Agreement is terminated, neither the Company nor any Shareholder shall directly or indirectly, nor shall any such party authorize or permit any director, officer, employee, stockholder, investment banker, finder, attorney, accountant or other agent or representative to, solicit or encourage submission of any proposal or offer, or participate or cooperate in any discussions or negotiations, or enter into any letter of intent, agreement in principle or other agreement, oral or written, concerning any merger, sale of substantial assets, business combination, joint venture, sale or purchase of shares of capital stock or similar transaction involving the Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). Notwithstanding the foregoing, in the event this Agreement is terminated, Mr. Rees shall be entitled to sell his interest in the Company.

               (b) The Company and the Shareholders shall promptly notify Buyer in writing if any such Acquisition Proposal is made, and shall in any such notice, set forth in reasonable detail the identity of the third party, the terms and conditions of any such Proposal and any other information requested of it by the third party or in connection therewith.

               (c)  If (i) Section 4.5(a) of this Agreement is breached, and
     (ii) on or before July 31, 1997, either the Company and/or the Shareholders consummate an Acquisition Proposal, then the Company and its Shareholders shall pay Buyer a break-up fee in the aggregate amount of Five Hundred Thousand Dollars ($500,000) and reimburse Buyer for any and all reasonable expenses incurred by it in connection with the transactions contemplated hereby. The Company and each of the Shareholders shall be jointly and severally liable for the payment of any such fee.

          4.6 NO ACQUISITIONS. The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any capital or other assets which are material, individually or in the aggregate, to the Company.

          4.7 NO DISPOSITIONS. Except for the sale of inventory in the ordinary course of business and other than pursuant to the requirements of existing Contracts, the Company shall not sell, lease or otherwise dispose of any assets which are material, individually or in the aggregate, to the Company.

          4.8  INDEBTEDNESS.

               (a) The Company shall not incur, become subject to, or agree to incur or become subject to, any obligation or liability (absolute or contingent), except current liabilities incurred, and obligations under contracts entered into, in the ordinary course of business consistent with prior practice, and provided specifically that the Company shall not enter into any material lease or extension of any material lease with respect to any real or personal property or issue or sell, or guaranty the repayment of; any debt securities.

               (b) The Company shall not pay or be liable for prepayment or other penalties in connection with the early retirement of any of the Company's indebtedness for borrowed money.

          4.9 EMPLOYEES. Except as expressly contemplated by this Agreement, the Company shall not make any change in the compensation payable, or to become payable, to any of its officers, directors, employees, agents or consultants, enter into or amend any employment, severance, termination or other agreement; make any loans to any of its officers, directors, employees agents or consultants; or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons, whether contingent on consummation of the transactions contemplated by this Agreement or otherwise.

          4.10 BENEFIT PLANS. The Company shall not (a) pay, agree to pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director or employee except in the ordinary course of business and consistent with past practice or as permitted by this Agreement;
(b) pay or agree to pay or make any accrual or arrangement for payment to any employees of the Company of any amount relating to unused vacation days;
(c) commit itself to adopt or pay, grant, issue or accrue salary or benefits pursuant to any additional pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present; or (d) amend in any material respect any such existing plan, agreement or arrangement.

          4.11 ADDITIONAL MATTERS.  The Company shall not:

               (a) enter into, amend or terminate any agreements, commitments or contracts which, individually or in the aggregate, are material to the financial condition or results of operations of the Company;

               (b) discharge or satisfy any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business;

               (c) cancel or agree to cancel any material debts or claims, except in each case in the ordinary course of business;

               (d)  waive any rights of substantial value;

               (e) otherwise make any material change in the conduct of the business or operations of the Company;

               (f) settle any tax assessment, litigation or other claims, relinquish any material contract right or make any equity investments in third parties; or

               (g) agree in writing or otherwise to take any of the foregoing actions or any action which would constitute a Material Adverse Change or make any of the representations and warranties of the Company set forth in this Agreement untrue or incorrect in any material respect.

                                    ARTICLE V
                              ADDITIONAL COVENANTS

          5.1  NON-COMPETITION AGREEMENTS.

               (a) REES NON-COMPETITION AGREEMENT. Simultaneously with the Closing, Buyer and Mr. Rees shall enter into the Rees Non-Competition Agreement, such Agreement to be for a term of five (5) years.

               (b) DAVENPORT AND RINKER NON-COMPETITION AGREEMENT. Simultaneously with the Closing, Buyer and Dr. Davenport and Dr. Rinker shall enter into the Davenport and Rinker Non-Competition Agreement.

               (c) DEFAULT. In the event of a default by Buyer for nonpayment under the Davenport and Rinker Non-Competition Agreement contemplated by
     Section 5.1(b) hereof, uncured for a period of ten (10) days after notice is given in accordance with the provisions of SECTION 10.2 hereof, such Non-Competition Agreement shall automatically terminate and be of no further force or effect and all remaining Noncompete Payments thereunder shall automatically accelerate and be due and payable in full without any further notice of any kind whatsoever (unless the nonpayment occurs due to a violation by the Shareholder(s) under the following sentences). In the event of a violation by Dr. Rinker or Dr. Davenport of the provisions of such Non-Competition Agreement during the Payout Period, any amounts due the violating Shareholder under the Davenport and Rinker Non-Competition Agreement would be forfeited by such Shareholder. In the event of a violation of such Non-Competition Agreement after the Payout Period but prior to the end of the five year non-compete period, the violating Shareholder or Shareholders would pay Buyer One Million Dollars ($1,000,000) in the aggregate as liquidated damages. Any disputed violation or default shall be determined by a final arbitration award in accordance with the provisions of Section IX hereof (Dispute Resolution).

          5.2 EARNEST MONEY ESCROW. The Shareholders acknowledge that the Earnest Money Escrow amount is $500,000.

          (a) RETURN TO BUYER. The Earnest Money Escrow shall be returned to Buyer, if prior to the Closing, the proposed transaction is abandoned by mutual consent of the parties hereto, or this Agreement shall have been terminated in accordance with its terms, or the Shareholders shall terminate negotiations and withdraw from the proposed acquisition for any reason whatsoever other than because of a reason specified in Section 5.2 (b) below or Buyer shall terminate negotiations and withdraw from the proposed transaction because of (i) a failure by the Shareholders to perform in any material respect any of their obligations under this Agreement without a prior breach by Buyer, (ii) the failure by the Shareholders to negotiate in good faith with Buyer regarding the proposed acquisition, (iii) the discovery by Buyer that the Shareholders have made a material misrepresentation of fact regarding the Company, or its business, assets, properties, liabilities, or financial condition; (iv) the occurrence or threatened occurrence of a material adverse change after the date hereof in the business, assets, properties, liabilities, or financial condition of the Company, (v) the issuance by a court or governmental agency of competent jurisdiction of an injunction, writ, or temporary restraining order or any other order of any nature directing that the proposed acquisition not be consummated or the institution or threatened institution of any action, suit, or proceeding by or before any court or governmental body in which it is or may be sought to prohibit, substantially delay, or rescind the acquisition contemplated hereby, or to limit in any way Buyer's right to control the Company or any aspect of its business, or to obtain award of damages in connection with the proposed acquisition, or (vi) notice to any of the parties hereto from a federal or state governmental authority or agency that governmental permits or licenses materially necessary to the continuing operation of the Company (and which cannot be obtained by direct application in a reasonable period of time after the Closing Date for consummation of the proposed acquisition), cannot be transferred to Buyer by the Company.

          (b) FORFEITURE TO SHAREHOLDERS. The $500,000 Earnest Money Escrow shall be forfeited to the Shareholders as liquidated damages, if prior to the Closing, the Shareholders shall terminate negotiations and withdraw from the proposed acquisition because of (i) a material breach or default as described in
Section 7.1(d) (other than a breach of default arising as a result of a material breach or default as described in Section 7.1(c)); (ii) the failure by Buyer to negotiate in good faith with the Shareholders regarding the proposed acquisition; or (iii) the termination of the acquisition contemplated hereby due to the failure of Buyer to obtain financing or the failure of Buyer's Board of Directors to approve a definitive agreement reached by the officers of the Buyer after negotiations in good faith by the parties.

          5.3  CONFIDENTIAL INFORMATION.

               (a) NONDISCLOSURE BY SHAREHOLDERS. The Shareholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of the Company, such as customer lists, specific information relating to the special needs of particular customers (including knowledge of what products they are using and are likely to use in the future), sales and financial records and related data (including pricing information), information and specifications relating to products proposed by the Company, knowledge of the Company's sales and marketing techniques, and information regarding vendors and suppliers of the Company. Each of the Shareholders agrees that from and after the Closing Date it will not use such confidential information or disclose such confidential information to any person or entity for any purpose or reason whatsoever, except to authorized representatives of Buyer, unless such information becomes known to the public generally through no fault of the Company or the Shareholders, or unless the Shareholders are required by law to disclose such information. If any Shareholder is requested to provide such information pursuant to requirements of applicable law, he shall notify Buyer as promptly as possible and shall allow Buyer the opportunity to oppose such request. In the event of a breach or threatened breach by the Company or a Shareholder of the provisions of this Section, Buyer shall be entitled to an injunction restraining the Company or Shareholder from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Buyer from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

               (b) REMEDIES. The Shareholders acknowledge and agree that, because the legal remedies of Buyer may be inadequate in the event of a breach of any of the covenants set forth in this Section, Buyer may, in its discretion and in addition to obtaining any other remedy or relief available to it (including, without limitation, damages at law), enforce the provisions of this Section by injunction and other equitable relief.

               (c) NONDISCLOSURE BY BUYER. Buyer agrees that, unless and until the Closing has been consummated, all Confidential Information (as defined below) shall be kept confidential by Buyer as required by this subsection
     (c); provided, however, that (i) any of such Confidential Information may be disclosed to such directors, officers, employees, and authorized representatives of Buyer (collectively, for purposes of this Section, "Buyer Representatives") as need to know such information for the purpose of evaluating the transactions contemplated hereby (it being understood that such Buyer Representatives shall be informed by Buyer of the confidential nature of such information and shall be required to treat such information confidentially), (ii) any disclosure of Confidential Information may be made to the extent to which the Company and the Shareholders consent in writing, (iii) Confidential Information may be disclosed by Buyer or any Buyer Representative, to the extent that, in the opinion of counsel, Buyer or such Buyer Representative is legally compelled to do so, provided that, prior to making such disclosure and if there is time to do so, Buyer or such Buyer Representative, as the case may be, advises and consults with the Company and the Shareholders regarding such disclosure and provided further that Buyer or such Buyer Representative, as the case may be, discloses only that portion of the Confidential Information as is legally required, and (iv) any of such Confidential Information may be disclosed to any banks or financial institutions or other prospective investors who agree in writing to comply with the provisions of this Section. Buyer agrees that none of the Confidential Information will be used for any purpose other than in connection with the transactions contemplated hereby.

     The term "Confidential Information", as used herein, means all information obtained by or on behalf of Buyer from the Shareholders or the Company pursuant to this Section and all similar information obtained from the Company or the Shareholders by or on behalf of Buyer prior to the date of this Agreement, other than information which (i) was or becomes generally available to the public other than as a result of disclosure by Buyer or any Buyer Representative, (ii) was or becomes available to Buyer on a nonconfidential basis prior to disclosure to Buyer by the Shareholders or the Company or their respective representatives, or (iii) was or becomes available to Buyer from a source other than the Shareholders or the Company and their respective representatives, provided that such source is not known by Buyer to be bound by a confidentiality agreement with the Shareholders or the Company. The agreement contained in this Section 5.3(c) shall terminate upon the Closing.

               (d) RETURN OF INFORMATION. If this Agreement is terminated, Buyer shall promptly return or destroy, and shall use its reasonable best efforts to cause all Buyer Representatives to promptly return or destroy, all Confidential Information to the Company without retaining any copies thereof, provided that such portion of the Confidential Information as consists of notes, compilations, analyses, reports, or other documents prepared by Buyer or Buyer Representatives shall be destroyed.

          5.4 GOVERNMENTAL FILINGS. Each of Buyer, the Company and the Shareholders agrees to make as promptly as practicable all filings necessary under any applicable federal, state, local and foreign laws and to obtain any required regulatory approvals, clearances or expirations of waiting periods in connection with the transactions contemplated by this Agreement (all such filings required to be made as provided herein are referred to herein collectively as the "Governmental Filings"). Each party shall use its best efforts, and cause its counsel to use their best efforts, to cooperate with the other parties in preparing their respective Governmental Filings and in obtaining all required regulatory approvals, clearances and expirations of waiting periods.

          5.5 LEGAL CONDITIONS. Each of Buyer, the Company and the Shareholders will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on such party with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to such other party or parties in connection with any such requirements as may be imposed upon such other party or parties in connection with the consummation of the transactions contemplated by this Agreement.

          5.6 CERTAIN DEFAULTS. The Company will give prompt notice to Buyer of (a) any notice of default received by it subsequent to the date of this Agreement and prior to the Closing Date under any material instrument or material agreement to which it is a party or by which it is bound, which default would, if not remedied, result in a Material Adverse Change or which would render materially incomplete or untrue any representation made herein, and
(b) any suit, action or proceeding instituted or, to the knowledge of it, threatened against or affecting it subsequent to the date of this Agreement and prior to the Closing Date which, if adversely determined, would result in a Material Adverse Change or which would render materially incorrect any representation made herein.

          5.7 EXPENSES. Except as provided in Section 10.10 hereof or as otherwise contemplated herein, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense.

          5.8 ACCESS TO INFORMATION AND DILIGENCE REVIEW. Between the date of this Agreement and the Closing Date at Buyer's expense the Company shall
(i) give Buyer and its authorized representatives reasonable access during normal business hours to all plants, offices, warehouses and other facilities and to all contracts, internal reports, data processing files and records, federal, state, local and foreign tax returns and records, commitments, books, records and affairs of the Company, whether located on the premises of the office facilities for the Company or at another location, including, without limitation, the relationship of the Company to its related employee leasing company; (ii) permit Buyer to make such inspections as it may require,
(iii) cause its officers to furnish to Buyer such financial, operating, technical and product data and other information with respect to the business and properties of the Company as Buyer from time to time may request, including without limitation financial statements and schedules, and (iv) assist and cooperate with Buyer in the development of integration plans for implementation by Buyer following the Closing Date; provided, however, that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company or the Shareholders herein and provided further that the Company shall have the right to have a representative present at all times.

          5.9 ADDITIONAL ACTIONS. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all reasonable action and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as promptly as reasonably practicable. The Company and the Shareholders shall give prompt notice to Buyer of any material breach of any of their respective covenants hereunder or the occurrence of any event that is reasonably likely to cause any of their respective representations and warranties hereunder to become incomplete or untrue in any material respect.

          5.10 TAX MATTERS.

               (a) PREPARATION OF TAX RETURNS DUE PRIOR TO CLOSING AND PAYMENT OF TAXES. Shareholders shall cause the Company to, and the Company shall, prepare (on a Consistent Basis as that term is defined in Section 5.10(b)(ii) hereof) and timely file all Tax Returns and amendments thereto having a due date (not including extensions) on or before the Closing Date, and all such Tax Returns shall be true, complete and accurate. Any Tax Return having a due date which has been extended to a date following the Closing Date, including but not limited to federal and state income and franchise tax returns for the 1995 calendar year if the due date therefor has been so extended, shall be subject to the foregoing covenant. All Taxes shown to be payable on such Tax Returns shall be paid in full prior to the Closing Date and no other Taxes shall be payable by the Company with respect to items or periods covered by such Tax Returns.

               (b) PREPARATION OF 1996 TAX RETURNS DUE FOLLOWING CLOSING AND PAYMENT OF TAXES.

               (i) SHORT PERIOD RETURNS. As used herein the term "Short Period Return" means a Tax Return of the Company that (A) is filed with respect to a less-than-twelve-month period (herein a "Short Period") commencing on January 1, 1996, and ending on or before the Closing Date, (B) pursuant to applicable tax laws and regulations, the Company is either required to file or may file at the election of the Company and (C) has a due date (not including extensions) following the Closing Date. The parties agree that if any such election to file a Short Period Return is available, the party or parties eligible to make such election shall do so.

               (ii) PREPARATION OF SHORT PERIOD RETURNS FOLLOWING CLOSING DATE AND PAYMENT OF TAXES. Prior to the due date (including extensions) for each Short Period Return, Buyer shall cause to be prepared and shall submit to Shareholders for their review (as described below) such Short Period Return. Each Short Period Return shall be prepared so as to report the Company's income, losses, gains, profits, deductions, credits and other tax items (collectively "Tax Items") consistently with the manner in which equivalent or comparable Tax Items have been reported by the Company in Tax Returns filed with respect to prior years but taking into account any changes to such items heretofore given effect pursuant to amendments to such prior year Tax Returns or pursuant to adjustments related to such prior year Tax Returns resulting from tax audits, tax examinations or other administrative or judicial tax proceedings (collectively "Tax Proceedings") which are final and complete prior to the preparation of such Short Period Return (herein such prior year consistency requirement shall be referred to as preparing and filing 1996 Tax Returns on a "Consistent Basis"). Unless applicable tax laws or regulations require another method for allocating 1996 Tax Items between and among the Short Period and the period following the Closing Date, the Short Period Returns shall be prepared based on a closing of the Company's books as of the Closing Date, with Tax Items attributable to operations, activities, transactions, income, sales, services, accruals and other similar events taking place or otherwise effective on or before the Closing Date being reported and taken into account in the Short Period and those taking place or otherwise effective following the Closing Date being reported and taken into account in the period following the Closing Date (herein a "Closing of the Books"). Each Short Period Return shall be submitted by Buyer to Shareholders on or before the date that is 60 days prior to the due date (including extensions) for the filing of such Short Period Return. Within 30 days following receipt of such Short Period Return, Shareholders shall notify Buyer as to whether Shareholders agree that such Short Period Return has been properly prepared on a Consistent Basis. If the Shareholders approve such Short Period Return, or fail to provide any notice to Buyer within such 30-day review period, Buyer shall file the Short Period Return as furnished to Shareholders. If within such 30-day review period Shareholders shall notify Buyer that they do not agree that such Short Period Return has been properly prepared on a Consistent Basis, the parties shall attempt in good faith to resolve the Shareholders' objections, and if they are unable to resolve such objections the matter shall be resolved pursuant to the dispute resolution provisions of Article IX hereof. Upon resolution of such dispute, and in all events prior to the due date thereof (including extensions), Buyer shall cause such Short Period Return to be filed. Buyer shall cause Company to pay and discharge on a timely basis all Taxes shown to be payable by the Company as reflected on such Short Period Returns as prepared on a Consistent Basis. As used herein the term "1996 SPR Buyer Taxes" shall mean the amount of Tax liability reflected on a Short Period Return prepared on a Consistent Basis and as otherwise required hereunder. Any refunds of such 1996 SPR Buyer Taxes, whether pursuant to amended returns or any Tax Proceeding, shall be paid to and for the benefit of Company. Any Additional 1996 SPR Taxes (as defined herein) shall be paid by Shareholders promptly upon demand therefor by Buyer. As used herein the term "Additional 1996 SPR Taxes" shall mean any additional Taxes (including interest, penalties and other additions to tax) in excess of the 1996 SPR Buyer Taxes reflected on a Short Period Return which as a result of any Tax Proceeding are imposed upon or against or otherwise become payable by the Company with respect to a Short Period.

               (iii) FULL YEAR RETURN. As used herein the term "Full Year Return" means a Tax Return of the Company that (A) pertains to a particular Tax (herein a "FY Tax") with respect to the 1996 year for which the Company is liable but which, under applicable tax laws and regulations, may not be reported and accounted for by the Company on a Short Period Return, and
     (B) reports and accounts for the Company's liability for such FY Tax on an aggregate basis covering both the 1996 period ending on the Closing Date (herein the "Pre-Closing Period") and the 1996 period following the Closing Date (herein the "Post-Closing Date).

               (iv) PREPARATION OF FULL YEAR RETURNS AND PAYMENT OF TAXES.
     Prior to the due date (including extensions) for any Full Year Return, Buyer shall cause the Company to prepare and timely file each Full Year Return on which all Tax Items attributable to the Pre-Closing Period shall be reported and accounted for on a Consistent Basis, and Buyer shall cause the Company to pay and discharge on a timely basis all Taxes shown to be payable by the Company on such Full Year Return. As used herein the term "1996 PCP Buyer Taxes" shall mean the amount of FY Tax liability that is attributable to a Pre-Closing Period as calculated and determined as if such Pre-Closing Period constituted a Short Period as to which the FY Tax liability were determined on a Short Period Return prepared on a Consistent Basis. Any refunds of such 1996 PCP Buyer Taxes, whether pursuant to amended returns or any Tax Proceeding, shall be paid to and for the benefit of Company. Any Additional 1996 PCP Taxes (as defined herein) shall be paid by Shareholders promptly upon demand therefor by Buyer. As used herein the term "Additional 1996 PCP Taxes" shall mean any additional Taxes (including interest, penalties and other additions to tax) which as a result of any Tax Proceeding are imposed upon or against or otherwise become payable by the Company with respect to a Pre-Closing Period in excess of the 1996 PCP Buyer Taxes with respect to such Pre-Closing Period. The foregoing is intended to implement the parties' agreement that the Shareholders shall be responsible for the payment of any Taxes attributable to the Company's activities and operations during the Pre-Closing Period to the extent that such Taxes (inclusive of interest, penalties and other additions) exceed the amount of Tax liability with respect to a Pre-Closing Period as reported and accounted for on a Consistent Basis. The parties further agree that the Shareholders shall have no liability hereunder with respect to Taxes attributable to the Company's activities and operations in any Post-Closing Period. For such purposes, if the Company is a partner in a partnership which has a tax year that does not end as of the Closing Date, any Tax liability attributable to such partnership's activities shall be allocated among the Pre-Closing Period and the Post-Closing Period on a fair and reasonable basis consistent with the allocation principles underlying this Section 5.10(b).

               (v) Following the Closing Date, Buyer shall allow Shareholders and their representatives to have access, at reasonable times and places as requested by Shareholders or their representatives, to the Company's books and records reflecting its business operations and Tax Items through to the Closing Date. It is intended that such reasonable access shall be made available in sufficient time to allow Shareholders and their representatives to review the Short Period Returns pursuant to the provisions of the Sections 5.10(b)(ii).

               (c) TRANSFER TAXES. As used herein the term "Transfer Taxes" shall mean any Taxes imposed on or with respect to the sale of stock as contemplated by this Agreement. The Shareholders shall pay all such Transfer Taxes.

               (d) ACCESS TO RECORDS FOLLOWING CLOSING. Shareholders agree that so long as any books, records and files retained by Shareholders relating to the business of Company, to the extent they relate to the operations of Company prior to the Closing Date, remain in existence and available, Buyer (at its expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Shareholders shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first offering in writing to deliver them to Buyer.

               (e) REFUNDS. Buyer agrees to pay to the Shareholders, in proportion to their respective ownership interests in the Company, any refund received after the Closing Date by Buyer or the Company, in respect of any Taxes for which the Shareholders are liable under
     SECTION 8.1(a)(iii) hereof, but only to the extent such has not been reflected as a receivable on the Financial Statements. The Company shall be entitled to any refund in respect of any Taxes for which the Shareholders are not liable under SECTION 8.1(a)(iii) hereof, and if the Shareholders shall receive any such refund they shall pay the same to the Company or to Buyer on behalf of the Company. The parties shall cooperate in order to take all necessary steps to claim any such refund. Any such refund received by a party or its affiliate for the account of the other party shall be turned over to such other party within 10 days after such refund is received.

               (f) COOPERATION. Within 10 days of receipt, each party will provide, or cause to be provided, to the other party copies of all correspondence received from any taxing authority by such party or any of its affiliates in connection with the liability of the Company for Taxes for any period for which such other party is or may be liable under
     SECTION 8.1(a)(iii) or otherwise. The parties will, at their own expense, provide each other with such cooperation and information as they may reasonably request of each other in preparing or filing any return, amended return or claim for refund, in determining a liability or a right of refund or in conducting any audit or other Tax Proceeding, including cooperating with respect to reasonable requests from the other party for extending statutes of limitation applicable to any Tax Proceeding, in respect of Taxes for any period for which such other party is or may be liable under SECTION 8.1(a)(iii) OR OTHERWISE.

               (g) SURVIVAL. Notwithstanding any other provision of this Agreement, the covenants set forth in this Section shall survive until the expiration of the respective statute of limitations applicable to the period to which the Taxes relate.

          5.11 CONSENTS AND APPROVALS.

               (a) DEPARTMENT OF INSURANCE APPROVAL. Not later than five (5) business days after the date hereof, Buyer shall file its completed application for transfer of control of the Company with the Department of Insurance of the State of Texas, together with all documents and information of or concerning itself or any of its affiliates as may be required to be filed in connection therewith under such form or applicable statutes and regulations, shall thereafter promptly provide such additional information such Department shall request from time to time, and otherwise shall prosecute such application diligently and use commercially reasonable efforts to obtain such approval as promptly as practicable. The Company and the Shareholders will use commercially reasonable efforts to cause all conditions to the obligations of Buyer set forth in this Section 5.11 (a) to be satisfied.

               (b) OTHER CONSENTS AND APPROVALS. The Company and the Shareholders will obtain or cause to be obtained prior to the Closing Date the consents and approvals described in SCHEDULE 5.11(b)(i) attached hereto and will furnish to Buyer executed copies of those consents. The Buyer will obtain or cause to be obtained prior to the Closing Date the consents and approvals described in SCHEDULE 5.11(b)(ii) attached hereto and will furnish to the Shareholders executed copies of those consents. The parties will cooperate in all respects with each other with a view toward obtaining timely satisfaction of conditions to the Closing contained in this Section and in this Agreement, it being understood that all fees and expenses associated with obtaining required consents and approvals shall be paid in accordance with Section 5.7 hereof.

               (c) INFORMATION. The parties shall, unless prohibited by law, (i) furnish to other party copies of all filings and such necessary information as may be requested by either in connection with any party's preparation of any required filings or submissions to any governmental agency, and (ii) will keep the other party informed of the status of any inquiries made of the Company or the Shareholders by any federal, state or local governmental agency or authority with respect to this Agreement or the transaction contemplated hereby. The parties shall furnish to the other, if applicable, a list of any materials that it is prohibited by law from providing to the other, together with a reference to the source of the prohibition and, if permitted, a brief summary of the content of such materials and the parties thereto.

          5.12 FURTHER CONVEYANCES, ASSURANCES AND COOPERATION. After the Closing, the Shareholders will, without further consideration of any nature from Buyer, other than reimbursement of expenses reasonably incurred at the request of Buyer, execute and deliver, or cause to be executed and delivered, to Buyer, such additional documentation and instruments as Buyer may reasonably request, to (i) sell, transfer and assign to and fully vest in Buyer ownership of the Shares (ii) allow Buyer to operate the business of the Company, (iii) obtain any consent or approval which was not obtained on or prior to the Closing,
(iv) comply with any Tax investigation, audit or inquiry, (v) allow Buyer to use the name of the Company and the name "American Dental Corporation" for business in all states of the United States, whether through a consent to use of name or otherwise, or (vi) otherwise provide information, books, records, evidence, testimony and other reasonable assistance to Buyer in connection with its ownership of the business of the Company.

                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                 OF THE PARTIES

          6.1 CONDITIONS TO THE OBLIGATIONS OF BUYER, THE COMPANY AND THE SHAREHOLDERS. The respective obligations of Buyer, the Company and the Shareholders set forth in this Agreement shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by each such party:

               (a) GOVERNMENTAL APPROVALS. All material authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any federal, state, local or foreign governmental or regulatory authority (including, without limitation, the Texas Department of Insurance) necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained, including any and all necessary permits, licenses and certificates.

               (b) LEGAL ACTION. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the transactions contemplated by this Agreement shall have been issued by any federal, state or foreign court or other governmental or regulatory authority and remain in effect, and no litigation seeking the issuance of such an order or injunction, or seeking substantial damages against Buyer or the Company if the transactions contemplated by this Agreement are consummated, shall be pending which, in the good faith judgment of the Boards of Directors of Buyer or the Company (acting upon advice of their respective counsel) has a reasonable probability of resulting in such order, injunction or substantial damages. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

               (c) STATUTES. No federal, state, local or foreign statute, rule or regulation shall have been enacted which would make the consummation of the transactions contemplated by this Agreement illegal.

               (d) FINANCING. Buyer shall have obtained financing in a form and amount reasonably satisfactory to enable Buyer to fulfill its obligations under this Agreement.

               (e) BOARD AND SHAREHOLDER APPROVAL. The Board of Directors and the Shareholders of the Company shall have approved the form of the definitive purchase agreement and all related agreements and documents and the Shareholders shall provide Buyer with a copy of such resolutions at the Closing.

          6.2 FURTHER CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer set forth in this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by Buyer:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Shareholders set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations or warranties speak to a particular date), and Buyer shall have received a certificate signed by the Shareholders and authorized officers of the Company to such effect.

               (b) PERFORMANCE OF OBLIGATIONS OF OTHER PARTIES. The Company and the Shareholders shall have performed in all material respects all obligations required to be performed by them under this Agreement prior to the Closing Date and Buyer shall have received a certificate signed by the Shareholders and authorized officers of the Company to such effect.

               (c) NO LITIGATION. Since the date hereof, there shall not have been instituted and be continuing or threatened against the Company any claim, action or proceeding the result of which could reasonably be expected to result in a Material Adverse Change.

               (d) NO ADVERSE CHANGE. No Material Adverse Change shall have occurred in the business, operations or prospects of the Company.
     "Material Adverse Change" shall include, without limitation, (i) the loss of any of the 10 leading revenue clients of the Company (including the failure of any such client to consent to the change of control contemplated by these transactions), with the exception of the ERS Contract; (ii) a decrease in revenues exceeding 10% as determined by comparing the average revenues for the two months ended May 31, 1996 and June 30, 1996 against the average for the two months ended July 31, 1996 and August 30, 1996;
     (iii) a decrease in provider payments exceeding 10% as determined by comparing the average revenues for the two months ended May 31, 1996 and June 30, 1996 against the average for the two months ended July 31, 1996 and August 30, 1996; (iv) a drop in total membership to less than 170,000 members as of the Closing Date; or (v) any adverse change in legislation or regulations applicable to the business of the Company, if such change could reasonably be foreseen to have a material adverse effect on the financial condition, operations or prospects of the Company.

               (e) SPOUSAL CONSENT. A spousal consent to the transactions contemplated by this Agreement, substantially in the form of EXHIBIT A hereto, shall have been executed and delivered by the spouse of each Shareholder, if applicable.

               (f) THIRD-PARTY APPROVALS. Any and all consents required from third parties relating to contracts, licenses, leases and other agreements and instruments material to the financial condition or results of operations of the Company shall have been obtained.

               (g) RESIGNATIONS. The Company shall have delivered to Buyer all resignations of the officers and directors of the Company requested by Buyer, effective as of the Closing Date.

               (h) NON-COMPETITION AGREEMENTS. Each Shareholder shall have executed and delivered to Buyer a Non-Competition Agreement in form and substance satisfactory to Buyer and the Shareholders.

               (i) FINANCIAL STATEMENTS AUDIT. At the Company's expense, the Company shall cause its certified independent accountants (the "Company's Accountant") to conduct and complete an independent audit of the Interim Financial Statements (the "Audit") pursuant to generally accepted accounting principles. The Company shall have delivered to Buyer an unqualified opinion of the Company's Accountant, in a form and substance reasonably satisfactory to Buyer, certifying the Audit.

               (j) FINANCIAL RESULTS. The results of operations (net income) of the Company determined in accordance with generally accepted accounting principles for the period January 1, 1996 through the Closing shall be no worse than break even.

               (k) LEASE OF EMPLOYEES. Buyer shall have entered into an amendment to the agreement of the Company dated March 6, 1996 (or a new agreement) with American Staff Resources Corp. ("ASR"), the employee leasing service for the Company, with respect to those employees set forth on SCHEDULE 6.2(k) hereto, at rates, for at least two (2) years from the Closing, no less favorable than that currently provided to the Company (2% of compensation plus service costs set forth in the contract), subject to ordinary and customary rate increases provided to all other customers of ASR. Buyer shall have the right to terminate any leased employees, without any further obligation with respect to such terminated employee, upon thirty (30) days written notice to ASR. The current annual compensation rates of the employees to be leased by Buyer are set forth on SCHEDULE 6.2(k) hereto.

               (l) OPINION OF COUNSEL. Buyer shall have received an opinion dated the Closing Date of Stieber Campbell PC, counsel to the Company, in form and substance acceptable to Buyer.

               (m) "AMERICAN DENTAL CORPORATION". The Shareholders agree to, at Buyer's option, either change the name of "American Dental Corporation" or to transfer ownership, whether through the issuance of shares or otherwise, of such entity to Buyer.

               (n) AGREEMENT TERMINATION. The Shareholders shall cause (i) the commission agreements by and among the Company and Dr. Davenport and Dr. Rinker; and (ii) the contract with H&E Data Processing Inc. dated August 1, 1989, to be terminated and to be of no further force and effect on or prior to the Closing Date with no further obligation of the Company to make payments thereunder.

               (o) EMPLOYMENT ARRANGEMENTS. Other than payment to employees in the ordinary course of business, there will be no obligation on the part of the Company for any amounts due for salary or accrued vacation to any terminating employees of the Company or for salary or accrued vacation to Drs. Davenport and Rinker after the Closing Date.

               (p) PAYMENT AND RELEASE OF LIENS. All amounts owing under any bank loans, lines of credit or other indebtedness, including the line of credit with Comerica Bank, shall be paid off in full as of the Closing Date and the Shareholders shall provide Buyer either evidence that such lien has been terminated or shall deliver to Buyer a termination statement signed by Comerica on the Closing Date terminating the lien on the property of the Company.

               (q) RETENTION OF REVENUES. The Shareholders shall cause all premiums received in the month of August to be retained in the Company against payment of the related capitation and commissions due for such contracts.

          6.3 FURTHER CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS. The obligations of the Company and the Shareholders set forth in this Agreement are subject to the satisfaction on or prior to the Closing Date of the following conditions, unless waived by the Company and the Shareholders:

               (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made at and as of the Closing Date (except to the extent such representations or warranties speak to a particular date), and the Company and the Shareholders shall have received a certificate signed by authorized officers of Buyer to such effect.

               (b) PERFORMANCE OF OBLIGATIONS OF OTHER PARTIES. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement prior to the Closing Date, and the Company and the Shareholders shall have received a certificate signed by authorized officers of Buyer to such effect.

               (c) THIRD-PARTY APPROVALS. Any and all consents required by Buyer from third parties in order to consummate the transactions contemplated hereby shall have been obtained.

                                   ARTICLE VII
                        TERMINATION, EXTENSION AND WAIVER

          7.1 TERMINATION This Agreement may be terminated at any time prior to the Closing Date as follows:

               (a)  BY MUTUAL CONSENT  By mutual consent of the Company and
     Buyer.
               (b)  BY ANY PARTY  By any party to this Agreement if:

                    (i) the transactions contemplated by this Agreement shall not have been consummated on or before September 30, 1996; provided that the failure of the transactions to be consummated by such date is not caused by any breach of this Agreement by the party seeking such termination;

                    (ii) a court of competent jurisdiction or other governmental or regulatory authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and not appealable;

                    (iii) any statute, rule or regulation is enacted, promulgated or deemed applicable to the transactions contemplated by this Agreement by any competent governmental or regulatory authority which makes the consummation of the transactions illegal; or

                    (iv) the Department of Insurance of the State of Texas disapproves in writing the application for transfer of control of the Company and the Department has not withdrawn such disapproval within 20 days after the date on which the Company and/or Buyer receive notice of such written disapproval.

               (c) BY BUYER. By Buyer if a material default under or a material breach of this Agreement by the Company or the Shareholders, as the case may be, shall have occurred and be continuing ten (10) business days after receipt of notice thereof from Buyer.

               (d) BY THE COMPANY. By the Company if a material default under or a material breach of this Agreement by Buyer shall have occurred and be continuing ten (10) business days after receipt of notice thereof from the Company.

          Any action taken to terminate this Agreement pursuant to this Section shall become effective when notice of such termination is delivered by the terminating party to the other party in accordance with the provisions of
SECTION 10.2 below.

          7.2 EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 7.1 by the Shareholders of the Company, on the one hand, or Buyer, on the other, written notice thereof shall be given promptly to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section and in Sections 2.10 (Broker's Commissions or Finder's Fees), 4.5 (No Solicitation), 5.2 (Earnest Money Escrow), 5.3 (Confidentiality), 5.7 (Expenses), Article IX (Arbitration), or 10.10 (Attorney's Fees), shall survive the termination hereof for a period of one year, unless a specific claim in writing with respect to these matters shall have been made before such date. Nothing contained in this Section shall relieve any party from liability for damages actually incurred as a result of any breach of this Agreement.

          7.3 EXTENSION; WAIVER. At any time prior to the Closing Date, to the extent legally allowed, any party hereto (a) may extend the time for the performance of any of the obligations owed to such party by the other parties hereto, (b) may waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and/or (c) may waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party and shall be effective only to the extent set forth in such instrument. No extension or waiver of any single condition, covenant, agreement, representation, warranty, breach, default or other matter hereunder shall be deemed an extension or waiver of such or any other condition, covenant, agreement, representation, warranty, breach, default or other matter theretofore or thereafter occurring. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. The failure of any party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment for the future of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.

                                  ARTICLE VIII
                                 INDEMNIFICATION

          8.1  INDEMNIFICATION.

               (a) INDEMNIFICATION BY THE SHAREHOLDERS. Dr. Davenport and Dr. Rinker shall jointly and severally (except with respect to any representations or warranties made by such Shareholders severally (and not jointly) in which case the indemnity provided herein shall be several and not joint), and Mr. Rees shall severally (it being understood and agreed that Mr. Rees's several obligation to indemnify hereunder is in proportion to his pre-Closing ownership interest in the Company), indemnify and hold harmless Buyer and its affiliates from and against any and all Losses (as defined in SECTION

      8.1(c)) incurred by any of such indemnified parties in any way relating to, arising out of or resulting from:

                    (i) The breach of any of the representations or warranties made by the Company or the Shareholders in this Agreement;

                    (ii) The breach or the failure of performance by the Company or the Shareholders of any of the covenants, promises or agreements that any of them is to perform under this Agreement;

                    (iii) Taxes (including interest, penalties and other additions to tax that may become payable in respect thereof) which are
          (i) Transfer Taxes (as defined in Section 5.10(c)) imposed on Shareholders that Buyer or the Company pays (in whole or in part) or result in liens or encumbrances on any assets of Buyer or the Company, and/or (ii) imposed on the Company in respect of its income, business, property or operations or for which the Company may otherwise be liable for or with respect to any period ending prior to or on the Closing Date, including but not limited to any Additional 1996 SPR Taxes for which the Shareholders are liable in accordance with the provisions of Section 5.10(b)(ii) hereof and any Additional 1996 PCP Taxes for which the Shareholders are liable in accordance with the provisions of Section 5.10(b)(iv) hereof, except in all cases to the extent such Taxes are adequately reserved for in the Financial Statements;

                    (iv) The death of or injury to any person or damage to property that occurred prior to the Closing and arose out of or in connection with the business or operations of the Company;

                    (v) All employment-related claims and causes of action, and all other claims and causes of action, that have arisen or arise out of or in connection with the business or operations of the Company conducted prior to the Closing; and

                    (vi) The existence prior to the Closing Date of any hazardous or toxic substances, wastes or materials, defined as such or governed by any applicable Environmental Law ("Hazardous Materials") upon, about or beneath any property of the Company or migrating or threatening to migrate from any of such properties, or the existence of a violation of any Environmental Law pertaining to such properties or the operations of the Company (including, but not limited to, violations of laws dealing with the generation, transport, treatment, storage or disposal of hazardous or other regulated material), regardless of whether the existence of such Hazardous Materials or the violation of Environmental Law arose prior to the present ownership or operation of such properties by the Company or was disclosed to Buyer by the Company, the Shareholders or otherwise.

               (b) INDEMNIFICATION BY BUYER. Buyer shall indemnify and hold harmless the Shareholders and their affiliates from and against any and all Losses incurred by such indemnified parties in any way relating to, arising out of or resulting from:

                    (i) The breach of any of the representations or warranties made by Buyer in this Agreement;

                    (ii) The breach or the failure of performance by Buyer of any of the covenants, promises or agreements that it is to perform under this Agreement;

                    (iii) Taxes (including interest, penalties and other additions to tax that may become payable in respect thereof) which (A) constitute 1996 SPR Buyer Taxes or 1996 PCP Buyer Taxes for which the Shareholders are not liable in accordance with the provisions of Sections 5.10(b) hereof, and/or (B) are imposed on the Shareholders in respect of the Company's income, business, property or operations or for which the Company may otherwise be liable for or with respect to any period following the Closing Date, including such Taxes with respect to the 1996 Post-Closing Period for which the Shareholders are not liable in accordance with the provisions of Section 5.10(b)(iv) hereof;

                    (iv) The death of or injury to any person or damage to property that occurred after the Closing and arose out of or in connection with the business or operations of the Company;

                    (v) All employment-related claims and causes of action, and all other claims and causes of action, that have arisen or arise out of or in connection with the business or operations of the Company conducted after the Closing; and

                    (vi) The existence after the Closing Date of any Hazardous Materials upon, about or beneath any property of the Company or migrating or threatening to migrate from any of such properties, or the existence of a violation of any Environmental Law pertaining to such properties or the operations of the Company (including, but not limited to, violations of laws dealing with the generation, transport, treatment, storage or disposal of hazardous or other regulated material), unless the existence of such Hazardous Materials or the violation of Environmental Law arose prior to the ownership or operation of the Company by the Buyer.

               (c) DEFINITION OF LOSSES. For purposes of this Article, "Losses" shall mean any and all liabilities, obligations, losses, damages, claims, deficiencies, penalties, taxes, levies, actions, judgments, settlements, suits, costs, legal fees, accountants' fees, disbursements or expenses. Losses shall exclude any amount which any party actually receives under any insurance policy which provides coverage for the liability in question.

          8.2  THIRD PARTY CLAIMS, NOTICE AND OPPORTUNITY TO SETTLE.

               (a) Within 30 days after the receipt by the party entitled to indemnity hereunder (the "Indemnified Party") of any claim or demand (including but not limited to, notice of any action, suit or proceeding) by any third party (a "Third Party Claim") against an Indemnified Party which gives rise to a right to indemnification for a Loss hereunder (or, in the case of the receipt of any notice of any examination, claim, adjustment or other proceeding with respect to Taxes for any period for which the Shareholders are liable under SECTION 8.1(a)(iii) or for which Buyer is liable under SECTION 8.1(b)(iii) ("Tax Proceeding"), promptly after the receipt of such notice), the Indemnified Party shall give each party who may be obligated to provide indemnity hereunder (the "Indemnifying Party") written notice of such claim or demand; provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that such failure is materially prejudicial to the Indemnifying Party.

               (b) The Indemnifying Party shall have the right (without prejudice to the right of any Indemnified Party to participate at its own expense through counsel of its own choosing), to defend against such claim or demand (for purposes of this Section, any Tax proceeding shall be considered a "claim or demand") at its expense and through counsel of its own choosing (the choice of such counsel to be subject to the reasonable consent of the affected Indemnified Parties) and to control such defense if it gives written notice of its intention to do so within 15 days of the receipt of the notice referred to in SECTION 8.2(a). If the Indemnifying Party shall decline to assume the defense of such claim or demand, the affected Indemnified Parties shall have the right to assume control of such defense at the expense of the Indemnifying Party. The Indemnified Parties shall cooperate fully in the defense of such claim or demand and shall make available to the Indemnifying Party or its counsel all pertinent information under their control relating thereto. The Indemnifying Party agrees to cooperate with the Indemnified Parties in order to enable their counsel to participate in the defense and to deliver to the Indemnified Parties copies of all pleadings and other information within the Indemnifying Party's knowledge or possession reasonably requested by the Indemnified Parties that is relevant to the defense of any such claim or demand. The Indemnified Parties and their counsel shall maintain confidentiality with respect to all such information consistent with the conduct of a defense hereunder.

               (c) The Indemnifying Party shall have the right to elect to settle (i) any such claim or demand other than a Tax Proceeding, for monetary damages only and including an unconditional release, or (ii) any Tax Proceeding, subject to the consent of the affected Indemnified Party, provided, however, with respect to any Permissible Settlement (as defined herein), if the affected Indemnified Parties fail to give such consent within 20 days of being requested to do so, the affected Indemnified Parties shall, at their expense, assume the defense of such claim or demand and regardless of the outcome of such matter, the Indemnifying Party's liability hereunder shall be limited to the amount of any such proposed settlement. As used herein the term "Permissible Settlement" shall mean a settlement as to which there is no reasonable likelihood that it will result in the imposition on such affected Indemnified Parties of Taxes for a taxable period for which the Indemnifying Party is not obligated hereunder to indemnify such affected Indemnified Parties.

               (d) In the event the Indemnifying Party assumes the defense of a claim or demand, the Indemnified Parties shall have the right to assume control of the defense of any claim or demand from the Indemnifying Party at any time and to elect to settle such claim or demand; provided, however, the Indemnifying Party shall have no indemnification obligations with respect to such claim, demand or settlement except for the costs and expenses of such Indemnifying Party incurred prior to the assumption of the defense of the claim or demand by the Indemnified Parties.

          8.3 RIGHT TO OFFSET. Buyer shall have the right to offset all or any part of its Losses under this Agreement by notifying the Shareholders in writing that Buyer is reducing the amount owed to the Shareholders under the Holdback; provided, however, that the Shareholders shall have thirty (30) days following receipt of such notification to rectify the cause of any such loss to Buyer before Buyer shall be entitled to exercise its right of offset or recoupment hereunder. Buyer shall offset its Losses against the Holdback until the Holdback is exhausted, at which time the Shareholders shall be personally liable as provided in this Agreement for any remaining and future Losses, whether undisputed or established in accordance with Article IX hereof. Notwithstanding the foregoing, the existence of the Holdback and any offsets thereunder shall not relieve the Shareholders from liability or limit their liability to Buyer for any breaches hereunder.

          8.4 NON-THIRD PARTY CLAIMS. In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the Indemnifying Party's receipt of the Indemnity Notice that the Indemnifying Party disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice shall be deemed a liability of the Indemnifying Party hereunder; provided, however, that, if Buyer asserts a claim that is not a Third Party Claim and the Indemnifying Party does not dispute such claim in a timely manner in accordance with this Section 8.4, Buyer shall have offset and recoup its Losses as provided in SECTION 8.3.

          8.5 PAYMENTS. Any timely, disputed non-Third Party Claim shall be submitted to arbitration in accordance with the provisions of Article IX hereof. Payments of all amounts owing by an Indemnifying Party pursuant to this Article relating to a Third Party Claim shall be made within 30 days after the latest of
(a) the settlement of such Third Party Claim, (b) the expiration of the period for appeal of a final adjudication of such Third Party Claim or (c) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement. Subject to
SECTION 8.3, payments of all amounts owing by an Indemnifying Party pursuant to
SECTION 8.4 shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period or (ii) the expiration of the period for appeal of a final adjudication of the Indemnifying Party's liability to the Indemnified Party under this Agreement.


                                   ARTICLE IX
                               DISPUTE RESOLUTION

          All disputes arising under this Agreement shall be resolved by submission to binding arbitration at the Dallas office of JAMS/Endispute ("JAMS") in accordance with its rules and procedures regarding commercial disputes, except to the extent such rules or procedures vary from the following provisions:

          9.1 NOTICE. The party desiring to initiate arbitration can do so by sending written notice of an intention to arbitrate by registered or certified mail to the other parties and to JAMS. The notice must contain a description of the dispute, the amount of money involved, and the remedies sought.

          9.2 ARBITRATOR. The parties shall attempt to agree on a retired judge from the JAMS panel to act as the arbitrator hereunder. If the parties are unable to agree, JAMS shall provide a list of three available judges to each party and each party may strike one. The remaining judge shall serve as the arbitrator. The parties agree the arbitration must be initiated within one year after the claimed breach occurred and that the failure to initiate arbitration within the one year period constitutes an absolute bar to the institution of any arbitration or any judicial proceeding on any dispute set forth in the notice of intent to arbitrate.

          9.3 PRE-HEARING CONFERENCE. Once an arbitrator is assigned to hear the matter, the arbitrator shall schedule a pre-hearing conference to reach agreement on procedural matters, arrange for the exchange of information, obtain stipulations, and attempt to narrow the issues.

          9.4 DISCOVERY. It is the parties' objective to expedite the arbitration proceedings by placing the following limitations on discovery:
(a) on a date to be determined at the pre-hearing conference, each party may serve one demand for production of documents and one set of twenty interrogatories (without subparts) upon the other parties (the response to the document demand, the documents to be produced, and the responses to the interrogatories shall be exchanged thirty days later); (b) each party may depose two witnesses. Each deposition must be concluded within eight hours and all depositions must be taken within sixty days of the pre-hearing conference. Any party deposing an opponent's expert must pay the expert's fee for attending the deposition. All discovery disputes shall be decided in the sole discretion of the arbitrator.

          9.5 BRIEFS AND HEARING. The parties must file briefs with the arbitrator at least three days before the arbitration hearing, specifying the facts each intends to prove and analyzing the applicable law. The parties have the right to representation by legal counsel throughout the arbitration proceedings. The presentation of evidence at the arbitration hearing shall be governed by the Texas Evidence Code. Within reasonable limitations, both sides at the hearing may call and examine witnesses for relevant testimony, introduce relevant exhibits or other documents, cross-examine or impeach witnesses who shall have testified orally on any matter relevant to the issues, and otherwise rebut evidence, as long as these rights are exercised in an efficient and expeditious manner in the sole discretion of the arbitrator. Oral evidence given at the arbitration hearing shall be given under oath. Any party desiring a stenographic record may secure a court reporter to attend the arbitration proceedings. The party requesting the court reporter must notify the other parties and the arbitrator of the arrangement in advance of the hearing, and must pay for the cost incurred.

          9.6 DECISION. The arbitrator's decision shall be based on the evidence introduced at the hearing, including all logical and reasonable inferences therefrom. The arbitrator may grant any remedy or relief which is just and equitable. The award must be made in writing and signed by the arbitrator. It shall contain a concise statement of the reasons in support of the decision. The award must be mailed promptly to the parties, but no later than thirty days from the closing of the hearing. The award can be judicially enforced (confirmed, corrected or vacated) pursuant to Tex. Civ. Prac. & Rem. Code Ann. Section 171 ET SEQ. The award is final and binding and there is no direct appeal from the award on the grounds of error in the application of the law.

          9.7 COSTS. Each party to the arbitration must pay its own witness fees. Each party must pay its pro-rata share of the arbitrator's fees. The arbitrator must award to the prevailing party attorneys' fees and costs actually and reasonably incurred.

                                    ARTICLE X
                               GENERAL PROVISIONS

          10.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained herein shall survive the Closing and will expire on the fifth anniversary of the Closing Date (the "Survival Date"); unless prior to the Survival Date, a claim specifying a breach of any of the representations or warranties described above is submitted in writing to the indemnifying party and identified as a claim for indemnification pursuant to this Agreement. From and after the Survival Date, no party hereto nor any shareholder, director, officer, employee, or affiliate of such party shall have any indemnity obligation pursuant to Article VIII, except with respect to matters as to which notice has been received in accordance with this Section 10.1. Notwithstanding the foregoing, any representations and warranties made relating to antitrust matters shall not terminate.

          10.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon facsimile transmission (with written or facsimile confirmation of receipt), or delivery by a reputable overnight commercial delivery service (delivery, postage or freight charges prepaid), or on the fourth day following deposit in the United States mail (if sent by registered or certified mail, return receipt requested, delivery, postage or freight charges prepaid), addressed to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     If to Buyer:            Safeguard Health Enterprises, Inc.
                             505 N. Euclid Street
                             Anaheim, California  92801
                             Attn:  Ronald I. Brendzel, Esq.
                             Phone: (714) 758-4329
                             Fax:   (714) 758-4383

     With a copy to:         Gibson, Dunn & Crutcher LLP
                             4 Park Plaza, Suite 1800
                             Irvine, CA  92614
                             Attn:  Walter L. Schindler, Esq.
                             Phone: (714) 451-3800
                             Fax:   (714) 451-4220

     If to the Company:      First American Dental Benefits, Inc.
                             14800 Landmark Boulevard, 7th Floor
                             Dallas, Texas  75240
                             Attn:  James L. Davenport, D.D.S.
                             Phone: (214) 661-5848
                             Fax:   (214) 392-0237

     With a copy to:         Stieber Campbell PC
                             2828 Routh Street, Suite 760
                             Dallas, TX  75201
                             Attn:  Drew A. Campbell, Esq.
                             Phone: (214) 979-0902
                             Fax:   (214) 979-0907

     If to the Shareholders: James L. Davenport, D.D.S.
                             Martin J. Rinker, D.D.S.
                             William N. Rees, Jr.
                             c/o First American Dental Benefits, Inc.
                             Phone: (214) 661-5848
                             Fax:   (214) 392-0237

           10.3 INTERPRETATION. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

           10.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which together shall be one and the same instrument.

           10.5 INTEGRATION. This Agreement and the Exhibits, Schedules, documents, instruments and other agreements among the parties hereto that are referred to herein or any other agreements dated of even date herewith to which Buyer, Dr. Davenport and Dr. Rinker, among others, are parties, constitute the entire agreement of the parties with respect to the subject matter set forth herein or therein and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof or thereof.

           10.6 GOVERNING LAW. This Agreement and the rights of the parties hereunder will be interpreted in accordance with the laws of the State of Texas, and all rights and remedies will be governed by such laws without regard to principles of conflict of laws.

           10.7 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

           10.8 ASSIGNMENT. No party hereto shall assign or transfer or permit the assignment or transfer of this Agreement without the prior written consent of the other parties, except that the Buyer may assign its rights and obligations hereunder to any wholly-owned subsidiary.

           10.9 SEVERABILITY. If any paragraph, section, sentence, clause or phrase contained in this Agreement will become illegal, null or void or against public policy, for any reason, or will be held by any court of competent jurisdiction to be incapable of being construed or limited in a manner to make it enforceable, or is otherwise held by such court to be illegal, null or void or against public policy, the remaining paragraphs, sections, sentences, clauses or phrases contained in this Agreement will not be affected thereby.

           10.10 FEES. If any party to this Agreement shall bring any arbitration or any other action, suit, counterclaim or appeal for any relief against any other party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (collectively, an "Action"), the prevailing party shall be entitled to recover as part of any such Action its reasonable attorneys' fees and costs, including any fees and costs incurred in bringing and prosecuting such Action and/or enforcing any order, judgment, ruling or award granted as part of such Action. "Prevailing party" within the meaning of this section includes, without limitation, a party who agrees to dismiss an Action upon the other party's payment of all or a portion of the sums allegedly due or performance of the covenants allegedly breached, or who obtains substantially the relief sought.

           10.11 TRANSFER TAXES. The Shareholders shall bear all transfer, sales, use, income or other taxes, if any, payable in connection with the transfer of Stock contemplated by this Agreement or as a result of the transactions contemplated hereby, and shall be responsible for the payment of any individual taxes levied against them personally as a result of selling their Shares to Buyer.

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


Company:                                           Buyer:

FIRST AMERICAN DENTAL BENEFITS, INC.,              SAFEGUARD HEALTH ENTERPRISES, INC.,
a Texas corporation                                a Delaware corporation



By:                                                By:  /s/ John E. Cox
    -----------------------------------                 --------------------------------
     James L. Davenport, D.D.S.                         John E. Cox
     Chairman of the Board and                          Executive Vice President and
     Chief Executive Officer                            Chief Operating Officer


By:                                                By:  /s/ Steven J. Baileys
     ---------------------------------                  --------------------------------
     Gary P. Downey                                     Steven J. Baileys, D.D.S.
     President                                          Chairman of the Board, President
                                                        and Chief Executive Officer







Shareholders:



-------------------------------
JAMES L. DAVENPORT, D.D.S.



-------------------------------
MARTIN J. RINKER, D.D.S.



------------------------------
WILLIAM N. REES, JR.





OA961970.201/-1+

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


Company:                                           Buyer:

FIRST AMERICAN DENTAL BENEFITS, INC.,              SAFEGUARD HEALTH ENTERPRISES, INC.,
a Texas corporation                                a Delaware corporation



By: /s/ James L. Davenport                         By:
    -----------------------------------                 --------------------------------
     James L. Davenport, D.D.S.                         John E. Cox
     Chairman of the Board and                          Executive Vice President and
     Chief Executive Officer                            Chief Operating Officer


By:  /s/ Gary P. Downey                            By:
     ---------------------------------                  --------------------------------
     Gary P. Downey                                     Steven J. Baileys, D.D.S.
     President                                          Chairman of the Board, President
                                                        and Chief Executive Officer







Shareholders:


/s/ James L. Davenport
-------------------------------
JAMES L. DAVENPORT, D.D.S.


/s/ Martin J. Rinker
-------------------------------
MARTIN J. RINKER, D.D.S.


/s/ William N. Rees
------------------------------
WILLIAM N. REES, JR.




Stock Purchase Agreement
First American Dental